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                                                                    Exhibit 10.5


                        MORTGAGE MODIFICATION AGREEMENT


     This MORTGAGE MODIFICATION AGREEMENT ("Agreement"), dated as of August ___, 2000, is by and between STAR STRUCK, INC., a Connecticut corporation, with its principal place of business at 8 Francis J. Clarke Circle, P.O. Box 308, Bethel, Connecticut 06801-0308 ("Mortgagor"), and PEOPLE'S BANK, a Connecticut banking association with a principal place of business at 850 Main Street, Bridgeport, Connecticut 06604-4913 ("Mortgagee").


                                R E C I T A L S

     On October 29, 1998, Mortgagor granted to Mortgagee an Open-End Mortgage Deed, Assignment of Rents and Financing Statement (as amended and in effect from time to time, the "Mortgage"), which Mortgage was recorded on November 2, 1998 in the Town of Bethel Land Records in Volume 662, Page 139.

     The Mortgage secures the obligations of Mortgagor under a certain Loan Agreement dated as of October 29, 1998 as amended or modified and in effect from time to time between Mortgagee and Mortgagor.

     Mortgagor and Mortgagee desire to modify the Mortgage to reflect an increase in the Revolving Credit Loan from $2,000,000.00 to $3,000,000.00.

     NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   Definitions.  Capitalized terms used herein but not defined shall have
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the meanings given to such terms in the Mortgage.

     2.   Amendment to the Mortgage. The Mortgage (including all Exhibits and/or
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Schedules thereto) is modified by deleting all references to "$2,000,000.00" and
"TWO MILLION AND 00/100 DOLLARS" and replacing them with "$3,000,000.00" and "THREE MILLION AND 00/100 DOLLARS" respectively.

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     3.   Conditions to Effectiveness.  This Agreement shall be effective upon
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the receipt by Mortgagee of this Agreement duly executed and delivered by
Mortgagee and Mortgagor.

     4.   Costs.  All costs incurred by Mortgagor in connection with the
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modification of the Mortgage, including, but not limited to, the costs of recording fees and the reasonable fees of Mortgagee's counsel shall be paid by Mortgagor.

     5.   Miscellaneous.
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          (a)  Mortgagor does hereby re-confirm that it did as of October 29,
1998 grant and convey and hereby does again grant and convey to Mortgagee, its successors and assigns, the Mortgaged Property; to have and to hold the Mortgaged Property, its successors and assigns, forever in accordance with the Loan Agreement and the Mortgage, such that if such sums due thereunder be paid and all other obligations of Mortgagor under the Loan Agreement and the Mortgage shall be fully kept and performed, then, the Mortgage shall be null and void; but otherwise shall at all times be in full force and effect.

          (b) Every other term, condition, representation and agreement contained in the Mortgage shall continue in full force and effect in all respects except only as modified herein and, as so modified, are hereby restated, ratified and confirmed.

          (c) Mortgagor hereby knowingly and, after receiving the advice of competent counsel, acknowledges and agrees that as of the date hereof it does not now have or know of any basis for any claim in tort, contract or otherwise against Mortgagee, its officers, directors, agents or employees (the "Mortgagee Parties") for breach of the Loan Documents or the Mortgage or which may arise out of the relationship between them or any of the Mortgagee Parties pursuant to the Loan Documents and the Mortgage, or otherwise.

          (d) This Agreement shall inure to the benefit of and bind the parties hereto and their respective legal representatives, heirs, administrators, executors, successors and assigns.

          (e) This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

          (f) This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which taken together shall constitute one instrument.

          (g)  TO INDUCE MORTGAGEE TO ACCEPT THIS AGREEMENT,

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MORTGAGOR AGREES THAT THE LOAN DOCUMENTS, THE MORTGAGE, AND THIS AGREEMENT IS A
COMMERCIAL TRANSACTION AND NOT A CONSUMER TRANSACTION, AND WAIVES ANY RIGHT TO A NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, AS AMENDED, OR OTHER STATUTE OR STATUTES AFFECTING PREJUDGMENT REMEDIES AND AUTHORIZES MORTGAGEE'S ATTORNEY TO ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT COURT ORDER, PROVIDED THE COMPLAINT SHALL SET FORTH A COPY OF THIS WAIVER. MORTGAGOR ACKNOWLEDGES AND STIPULATES THAT SUCH WAIVER AND AUTHORIZATION GRANTED ABOVE ARE MADE KNOWINGLY AND FREELY AND AFTER FULL CONSULTATION WITH COMPETENT COUNSEL. SPECIFICALLY, MORTGAGOR RECOGNIZES AND UNDERSTANDS THAT THE EXERCISE OF MORTGAGEE'S RIGHTS DESCRIBED ABOVE MAY RESULT IN THE ATTACHMENT OF OR LEVY AGAINST MORTGAGOR'S PROPERTY, AND SUCH WRIT FOR A PREJUDGMENT REMEDY WILL NOT HAVE THE PRIOR WRITTEN APPROVAL OR SCRUTINY OF A COURT OF LAW OR OTHER JUDICIAL OFFICER NOR WILL MORTGAGOR HAVE THE RIGHT TO ANY NOTICE OR PRIOR HEARING WHERE MORTGAGOR MIGHT CONTEST SUCH A PROCEDURE. THE INTENT OF MORTGAGOR IS TO GRANT TO MORTGAGEE FOR GOOD AND VALUABLE CONSIDERATION THE RIGHT TO OBTAIN SUCH A PREJUDGMENT REMEDY AND TO ASSURE THAT ANY SUCH PREJUDGMENT REMEDY OBTAINED IS VALID AND CONSTITUTIONAL.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        MORTGAGEE:

Witnessed By:                           PEOPLE'S BANK



_________________________________       By:____________________________________
Name:
                                                Its
_________________________________               Duly Authorized
Name:

                                        MORTGAGOR:

                                        STAR STRUCK, INC.


_________________________________       By:____________________________________
Name:                                        Kenneth Karlan
                                             Its President
_________________________________            Duly Authorized
Name:

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STATE OF CONNECTICUT     )
                         )  ss.  Bridgeport                      August __, 2000
COUNTY OF FAIRFIELD      )

     Before me, the undersigned, personally appeared ___________________, known by me to be ______________ of People's Bank, a Connecticut banking association, and that as such signer of the foregoing instrument acknowledged the execution of the same to be his free act and deed and the free act and deed of such bank.


                                   _____________________________________________

                                   Commissioner of the Superior Court/
                                   Notary Public
                                   My Commission Expires on: ___________________

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STATE OF CONNECTICUT     )
                         )  ss.  Bethel                          August __, 2000
COUNTY OF ____________   )

     Before me, the undersigned, personally appeared Kenneth Karlan, known by me to be President of Star Struck, Inc., and that as such signer of the foregoing instrument acknowledged the execution of the same to be his free act and deed and the free act and deed of said corporation.


                                   _____________________________________________

                                   Commissioner of the Superior Court/
                                   Notary Public
                                   My Commission Expires on:____________________

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